UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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P & F Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 23, 2018
To the Stockholders of
P&F Industries, Inc.:
The Annual Meeting of Stockholders of P&F Industries, Inc. will be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Wednesday, May 23, 2018 at 10:00 A.M., for the following purposes:
(1)
To elect two directors, each to hold office for three years;

(2)
To consider and act upon a proposal to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year 2018;

(3)
To consider and approve an advisory (non-binding) resolution regarding the compensation of our named executive officers; and

(4)
To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the provisions of the Company’s By-laws, the Board of Directors has fixed the close of business on April 12, 2018 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.
Your attention is directed to the accompanying Proxy Statement.
You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.
By order of the Board of Directors
JOSEPH A. MOLINO, JR.
Secretary
Dated:
April 27, 2018
Melville, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2018:
This Proxy Statement and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2017, are available at: https://materials.proxyvote.com/692830.

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P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

PROXY STATEMENT
This proxy statement is being furnished by the Board of Directors (the “Board of Directors”) of P&F Industries, Inc. (the “Company”) to holders of the Company’s Class A Common Stock, $1.00 par value (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at its 2018 annual meeting of stockholders or any adjournment or postponement thereof  (the “Annual Meeting”).
The Company’s principal offices are located at 445 Broadhollow Road, Suite 100, Melville, New York 11747. The Company anticipates mailing this proxy statement to stockholders on or about April 27, 2018.
ABOUT THE ANNUAL MEETING
Date, Time and Place of Meeting
The Annual Meeting will be held on Wednesday, May 23, 2018, at 10:00 a.m. local time at the Conference Center at 445 Broadhollow Road, Melville, New York.
Record Date and Voting Rights
The Board of Directors established the close of business on April 12, 2018 as the record date for determining the holders of the Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 3,584,671 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders are entitled to one vote for each share of Common Stock held as of the record date on all matters.
Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, you are considered the “registered holder” of those shares, and you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you are considered the “beneficial owner” of shares held in “street name”, and in addition to a form of identification, you must bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Cameras and recording devices will not be permitted at the Annual Meeting.
Quorum
Transaction of business at the Annual Meeting may occur if a quorum is present. If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast constitutes a quorum. If a share of Common Stock is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.
Broker Non-Votes, Withheld Votes and Abstentions
If you are a beneficial owner whose shares are held by a broker, trust, bank or other nominee, you must instruct the broker, trust, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which there is no discretionary voting authority, namely: Proposal 1 (election of directors) and Proposal 2 (advisory (non-binding) vote on executive compensation). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, trust, bank or other nominee how they wish to vote their shares. If you do not provide your broker, trust, bank or other nominee with voting instructions with respect to Proposal 2 (ratification of appointment of independent registered public accounts), your broker, trust, bank or other nominee has discretion to vote your shares on this proposal, which is considered a “routine” management proposal.
Withheld votes and broker non-votes will have no effect on the election of directors. Abstentions will have the same effect as votes against Proposal 2 and Proposal 3. Broker non-votes are inapplicable to Proposal 2 and will have no effect on Proposal 3.
Solicitation of Proxies
The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies from stockholders by telephone, by letter, by email or facsimile, in person or otherwise.
Voting Proxies
Whether you hold shares of Common Stock directly as a registered stockholder or beneficially as a beneficial stockholder, you may direct how your shares are voted without attending the Annual Meeting. For directions on how to vote, please refer to the proxy card provided.
All proxies properly submitted and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no instructions are provided, such proxies will be voted “FOR” the nominees set forth in Proposal 1, and “FOR” Proposals 2 and 3.
Voting in Person at the Annual Meeting
You may also vote in person at the Annual Meeting. Votes in person will replace any previous votes you have made. The Company will provide a ballot to registered stockholders who request one at the Annual Meeting. Shares of Common Stock held in your name as the registered holder may be voted on that ballot. Shares of Common Stock held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trust, bank or other nominee that holds your shares giving you the right to vote the shares. Attendance at the Annual Meeting without voting or revoking a previous proxy in accordance with the voting procedures will not in and of itself revoke a proxy.
Your vote is very important. Whether or not you plan to attend the Annual Meeting, please take the time to vote so that your shares will be represented at the Annual Meeting.
Revocation of Proxies
If you are a beneficial stockholder, you may revoke your proxy or change your vote by following the separate instructions provided by your broker, trust, bank or other nominee. If you are a registered holder, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same shares prior to the vote at the Annual Meeting, or (iii) attending the Annual Meeting and properly giving notice of revocation to the inspector of elections or voting in person.
Other Business
The Board of Directors is not aware of any matters to be properly presented for action at the Annual Meeting other than the proposals relating to the election of directors, the ratification of the appointment of the Company’s independent registered public accountant for 2018 and the approval of an advisory (non-binding) resolution regarding the compensation of named executive officers. The Company does not intend to bring any other matters before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

OWNERSHIP OF EQUITY SECURITIES
The following table sets forth the beneficial ownership of Common Stock as of the record date, including shares as to which a right to acquire ownership within 60 days of the record date exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (i) each director and nominee for director, (ii) the “named executive officers” listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr.), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 445 Broadhollow Road, Suite 100, Melville, New York 11747.
Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Howard Brod Brownstein	16,898(1)	*
Jeffrey D. Franklin	6,998(1)	*
Richard A. Horowitz	1,336,306(2)	35.8%
Joseph A. Molino, Jr.	127,295(3)	3.5%
Richard P. Randall	7,088(1)(4)	*
Kenneth M. Scheriff	6,098(1)	*
Mitchell A. Solomon	6,998(1)	*
FMR LLC	387,409(5)	10.8%
Grace Horowitz	217,471(6)	6.1%
Lawndale Capital Management, LLC	502,873(7)	14.0%
All directors and executive officers as a group (7 persons)	1,507,681(8)	39.6%

*
Less than 1%.

(1)
Includes 1,000 restricted shares which provide for vesting on May 23, 2018.

(2)
Includes 151,557 shares issuable upon the exercise of stock options.

(3)
Includes 73,165 shares issuable upon the exercise of stock options.

(4)
Includes 2,090 shares issuable upon the exercise of stock options.

(5)
Information obtained from a Schedule 13G/A, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2018, by FMR LLC and certain affiliates. According to such Schedule 13G/A, FMR LLC is the parent holding company of Fidelity Management & Research Company, a registered investment adviser to Fidelity Low-Priced Stock Fund (the “Fund”), the beneficial owner of 321,953 of the shares held. Abigail P. Johnson and members of her family, are a controlling group of FMR LLC. FMR LLC and Abigail P. Johnson each is deemed to be the beneficial owner of all 387,409 shares. Furthermore, each of FMR LLC and Abigail P. Johnson has the sole power to dispose or to direct the disposition of all shares held, FMR LLC has the sole power to vote or direct the vote of 54,372 of the shares held, and the Fund has the sole power to vote or direct the vote of 321,953 shares through its board of trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Information obtained from a Schedule 13G/A, filed with the SEC on February 12, 2018 by Grace Horowitz. According to such Schedule 13G/A, Mrs. Horowitz, as sole trustee and beneficiary of a family trust, has sole voting and dispositive power over all 217,471 shares. The address of Grace Horowitz is c/o Moomjian, Waite & Coleman, LLP, 100 Jericho Quadrangle, Suite 225, Jericho, New York 11753.

(7)
According to a Schedule 13D/A filed with the SEC by Lawndale Capital Management, LLC (“Lawndale”), Andrew E. Shapiro and Diamond A Partners, L.P. (“Diamond”) on May 18, 2016, each of Lawndale and Andrew E. Shapiro share voting and dispositive power with respect to 464,826 shares, and Diamond shares voting and dispositive power with respect to 395,726 of such shares. Further, according to an Annual Statement of Changes in Beneficial Ownership on Form 5 (“Form 5”) filed by Lawndale on January 29, 2018, Lawndale beneficially owns 502,873 shares and according to a Form 5 filed by Diamond on January 29, 2018, Diamond beneficially owns 429,073 shares; however, it should be noted that the determination of beneficial ownership in the Schedule 13D/A may differ from the determination of beneficial ownership in the Forms 5. The address of each of the foregoing is 591 Redwood Highway, Suite 2345, Mill Valley, California 94941.
(8)
Includes 226,812 shares issuable upon the exercise of stock options. Includes the beneficial ownership of Messrs. Brownstein, Franklin, Horowitz, Molino, Randall, Scheriff and Solomon.

PROPOSAL 1

ELECTION OF DIRECTORS
As permitted by Delaware law and pursuant to the Company’s By-laws, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of six members, with each class consisting of two members.
The Board of Directors proposed that Messrs. Franklin and Randall, whose terms expire at the Annual Meeting, each be elected as director to serve for a term expiring at the 2021 annual meeting of stockholders and until their successors are duly elected and qualified. Unless otherwise indicated, the enclosed proxy will be voted for the election of Messrs. Franklin and Randall as nominees, to serve for the terms as set forth above. Should either such nominee become unable to serve for any reason or, for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominees.
Required Vote
The directors will be elected by the plurality vote of the holders of the Common Stock entitled to vote at the Annual Meeting and present in person or represented by proxy. With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees. Any shares not voted “for” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in any nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE FOREGOING NOMINEES.

Information as to Directors and Nominees for Directors
Certain information regarding each of our nominees for director, including his respective experience, qualifications, attributes and skills that led the Board of Directors to conclude that the individual should serve on the Board of Directors and his principal occupation and directorships during at least the past five years, is set forth below. Also set forth below is the name and age of such nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for at least the past five years and certain other qualifications. The information set forth below is as of the record date.
Name	Age	Served as Director Continuously Since
Nominees to Continue in Office until the 2021 Annual Meeting of Stockholder:
Jeffrey D. Franklin	64	2004
Richard P. Randall	80	2012
Directors to Serve in Office Until the 2019 Annual Meeting of Stockholders:
Howard Brod Brownstein	67	2010
Richard A. Horowitz	68	1975
Directors to Serve in Office Until the 2020 Annual Meeting of Stockholders:
Kenneth M. Scheriff	68	2005
Mitchell A. Solomon	58	2004
Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986. Mr. Horowitz brings valuable insight and knowledge about the Company to the Board of Directors due to his extensive experience as an executive officer of the Company, his perspective as a long-standing significant Company stockholder, and his many years of oversight of the businesses which the Company operates.
Howard Brod Brownstein has been the President of The Brownstein Corporation, a turnaround and crisis management consulting, advisory and investment banking firm, since 2010. From 1999 through 2009, Mr. Brownstein was a Principal of NachmanHaysBrownstein, Inc., a management consulting firm. Mr. Brownstein served on the board of directors of A.M. Castle & Co., a global distributor of specialty metal and supply chain services, from September 2016 until August 2017, and on its human resources and audit committees. From February 2016 through May 2017, Mr. Brownstein served on the board of directors of PICO Holdings, Inc., a holdings company with investments in, among other things, water treatment/water storage and real estate-related operations, where he served as chairman of the audit committee. Since November 2016, Mr. Brownstein has also served on the board of directors of Merakev, formerly known as NHS Human Services, a non-profit provider of community-based education and human services. From 2003 through 2006, he served on the boards of directors and audit committees of Special Metals Corporation, a privately held nickel alloy producer (where he also chaired the audit committee) and Magnatrax Corporation, a privately held manufacturer of metal buildings. In 2010, he served on the board of Betsey Johnson, a privately held apparel designer and retailer. Additionally, from January 2014 through April 2015, Mr. Brownstein served on the board of directors of LMG2, a privately-held Chicago-based parking facility operator. Mr. Brownstein brings to the Board of Directors a broad financial and management consulting background, including extensive experience in financing, restructuring, strategic planning and corporate governance matters. Additionally, Mr. Brownstein is a Board Leadership Fellow of the National Association of Corporate Directors (“NACD”), through which he completed NACD’s comprehensive program of study for corporate directors and continues to supplement his director skill sets through ongoing engagement with the director community, and access to leading practices. Further, he is currently the President of the Philadelphia Chapter of the NACD.

Jeffrey D. Franklin has been an Executive Vice President and the Chief Financial Officer of Executive Charge Inc., a company providing billing and administrative services for affiliated corporations in the transportation, package delivery, radio communications and real estate management industries, for more than the past five years. Mr. Franklin is a Certified Public Accountant licensed in the State of New York. Mr. Franklin brings to the Board of Directors significant financial, accounting and managerial experience.
Richard P. Randall served as Chief Operating Officer and Chief Financial Officer of Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp. and Time-Life, from 2002 until 2005. Prior to that, Mr. Randall was the Chief Financial Officer of Coach, Inc. from 2000 to 2001 and the Chief Financial Officer of Lillian Vernon Corp. from 1998 to 2000. Mr. Randall holds a degree in accounting and is a Certified Public Accountant, and has more than 40 years of experience in various accounting and finance positions. Since 2006, Mr. Randall has been serving as a member of the Board of Directors of Steven Madden, Ltd., a company that is engaged in the design, sourcing and marketing of footwear and accessories, where he is the Chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee. From 2009 through 2014, Mr. Randall served as a member of the board of directors of Aceto Corp., a company that is engaged in the marketing, sale and distribution of human health-related products, pharmaceutical ingredients and specialty chemicals and agricultural protection products. Mr. Randall is also a former director and member of the Executive, Finance, Audit and Research Committees of The Burke Rehabilitation Hospital, and currently serves as a Member Emeritus of the Executive Committee and retains a board seat on The Burke Foundation’s board. Mr. Randall also served as a director and chair of the Audit Committee for two unrelated Chinese companies publicly traded in the U.S., Universal Travel Group and Home Systems Group, from 2007 until 2008. Mr. Randall brings to the Board of Directors extensive knowledge of accounting and finance, the retail industry (including overseas importing) and the issues impacting a publicly traded company.
Kenneth M. Scheriff has been the Executive Vice President of New York Commercial Bank, the commercial banking subsidiary of New York Community Bancorp, Inc., a financial institution listed on the New York Stock Exchange, since January 2008. From 2005 through December 2007, Mr. Scheriff was Executive Vice President of the Commercial Loan Group of State Bank of Long Island, a commercial bank listed on the Nasdaq Stock Market, and was employed in an executive capacity with such bank since 1995. Mr. Scheriff brings to the Board of Directors executive level experience and extensive knowledge of the banking industry and credit markets.
Mitchell A. Solomon has been President of EBY Electro, Inc., a manufacturer of electric and electronic connectors and power supplies, for more than the past five years. Mr. Solomon brings a strong operational and strategic background and valuable business, leadership and management experience to the Board of Directors, including extensive experience in foreign manufacturing and importing of industrial goods.
CORPORATE GOVERNANCE
The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards.
Director Independence
The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with NASDAQ and SEC rules, are comprised, in part, of those objective standards set forth in such rules. In addition to these objective standards and in compliance with NASDAQ and SEC rules, no director will be considered independent who has a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors exercises appropriate discretion in identifying and evaluating any such relationship. The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s “independent” directors are: Howard Brod Brownstein, Jeffrey D. Franklin, Richard P. Randall, Kenneth M. Scheriff and Mitchell A. Solomon, representing a majority of the members of the Board of Directors.

The Company’s independent directors hold annually at least two formal meetings or executive sessions of the Board of Directors without management present. In 2017, the Company’s independent directors held four such meetings or sessions. The Lead Independent Director, or in his absence, another independent director chosen by the independent directors, presides at such non-management meetings or sessions. The role of the Lead Independent Director is discussed in greater detail under “Board Leadership Structure” below.
Meetings and Committees of the Board of Directors
During 2017, the Board of Directors held ten meetings. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and all committees on which he served.
During 2017, the Board of Directors had an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategic Planning and Risk Assessment Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.
Audit Committee
During 2017 and as of the record date, the members of the Audit Committee were Messrs. Franklin (Chairman), Brownstein and Randall. During 2017, the Audit Committee held four meetings. Among other things:
•
Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable SEC rules. For more information on the NASDAQ standards for independence, see “Corporate Governance — Director Independence” above.

•
The Board of Directors has further determined that all members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

•
The Board of Directors has determined that Jeffrey D. Franklin is an “audit committee financial expert” within the meaning of applicable SEC rules.

•
The Audit Committee selects and retains the Company’s independent registered public accounting firm, reviews the overall scope and the results of the Company’s annual audit and reviews the Company’s quarterly financial statements and the Company’s overall internal controls, among other things.

•
The Company’s independent registered public accounting firm reports directly to the Audit Committee.

•
The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent registered public accountants, at least quarterly, prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, if any, and to discuss the scope and results of the annual audit, quarterly reviews and issues of accounting policy and internal controls.

•
The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

Compensation Committee
During 2017 and as of the record date, the members of the Compensation Committee were Messrs. Scheriff  (Chairman) and Franklin. During 2017, the Compensation Committee held two meetings. Among other things:
•
All members of the Compensation Committee have been determined to meet the applicable NASDAQ and SEC standards for independence. See “Director Independence” above. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

•
The Compensation Committee reviews, recommends and approves changes to the Company’s compensation policies and benefits programs, administers the executive compensation program and otherwise seeks to ensure that the compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Compensation Committee also serves as the administrator of the Company’s stock incentive plans, and as such, all option grants and grants of restricted stock are approved by the Compensation Committee.

•
The Compensation Committee reviews and approves annually the corporate goals and objectives applicable to the compensation of the chief executive officer, evaluates at least annually such officer’s performance in light of those goals and objectives, and determines and approves such officer’s compensation level based on this evaluation. The Compensation Committee also reviews and approves the compensation of the Company’s other named executive officer. The Compensation Committee charter provides that the chief executive officer cannot be present during any voting or deliberations by the Compensation Committee on his or her compensation and it is also the policy of this committee not to allow the other named executive officer to be present. For related information, see “COMPENSATION PHILOSOPHY AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” below.

•
The Compensation Committee has the authority to select, retain and obtain the advice of a compensation consultant and outside legal counsel as necessary to assist with the execution of its duties.

•
The Compensation Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

Corporate Governance and Nominating Committee
During 2017, and as of the record date, the members of the Corporate Governance and Nominating Committee were Messrs. Brownstein (Chairman) and Randall. During 2017, the Corporate Governance and Nominating Committee held two meetings. Among other things:
•
All members of the Corporate Governance and Nominating Committee have been determined to meet the NASDAQ standards for independence. See “Director Independence” above.

•
The Corporate Governance and Nominating Committee recommends director nominees to the Board of Directors based on, among other factors, complementary skills, experience, diversity and reputation, who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Other than the foregoing, the Corporate Governance and Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in making recommendations of qualified nominees for election to the Board of Directors. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Corporate Governance and Nominating Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors and stockholders. Once the Corporate Governance and Nominating Committee has identified prospective nominees, background information is elicited about the candidates, following which they are interviewed and evaluated by the Committee, which then reports to the Board of Directors.
•
The Corporate Governance and Nominating Committee reviews and reassesses the Company’s corporate governance procedures and practices, and recommends any proposed changes therein to the Board of Directors. It also oversees the evaluation of the Board of Directors, its committees and the Company’s management and makes recommendations to the Board of Directors with respect to the size, composition, organization and governance of the Board of Directors and its committees.

•
The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

The Board of Directors adopted a policy setting forth that the Corporate Governance and Nominating Committee will consider individuals suggested by stockholders for nomination as candidates for election to the Board of Directors at annual meetings of stockholders. Such suggested nominees will be considered in the context of the Corporate Governance and Nominating Committee’s determination regarding all issues relating to the composition of the Board of Directors, including the size of the Board of Directors, any criteria the Corporate Governance and Nominating Committee may develop for prospective Board of Directors candidates and the qualifications of candidates relative to any such criteria. Any stockholder who wishes to submit an individual for nomination as a Board of Directors candidate by the Corporate Governance and Nominating Committee should be directed in writing to the Chair of the Corporate Governance and Nominating Committee, c/o the Secretary of the Company, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Such submission should include the name of the individual submitted for nomination, information as to such individual’s background and experience and a representation from such individual that he or she is willing to be nominated by the Corporate Governance and Nominating Committee and, if elected, to serve, and the information regarding such individual that would be required by the rules and regulations of the SEC to be included in the Company’s proxy statement issued in connection with its annual meeting. Stockholders are also permitted to submit nominees for election at annual meetings of stockholders subject to compliance with the advance notice requirements of the Company’s By-laws, summarized below under “Stockholder Nominations for Board of Directors Membership and Other Proposals for the 2019 Annual Meeting”.
Strategic Planning and Risk Assessment Committee
The Board of Directors also maintains a Strategic Planning and Risk Assessment Committee, comprised of independent members of the Board of Directors. During 2017 and as of the record date, the members of the Strategic Planning and Risk Assessment Committee were Messrs. Brownstein (Chairman), Solomon and Randall. During 2017, the Strategic Planning and Risk Assessment Committee held two meetings. Among other things:
•
All members of the Strategic Planning and Risk Assessment Committee have been determined to meet the NASDAQ standards for independence. See “Director Independence” above.

•
Such committee reviews, on behalf of the Company, management’s long-term strategy for the Company, which includes material business strategy, financial and capital matters in the pursuit of continuing the long-term success of the Company and risk appetite/tolerance relating thereto, and makes recommendations to the Board of Directors with respect to the foregoing.

•
The Strategic Planning and Risk Assessment Committee operates under a formal charter adopted by the Board of Directors, as amended, that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s website at www.pfina.com.

Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment.
•
The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

•
Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors, and will be posted on the Company’s website at www.pfina.com.

•
The Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website at www.pfina.com.

Board Leadership Structure
The Company’s Chief Executive Officer also serves as its Chairman of the Board. The Board of Directors believes that a combined CEO/Chairman of the Board arrangement and having a Lead Independent Director (as further discussed below) is currently the best structure for the Board of Directors, as its Chief Executive Officer is most familiar with the Company’s business and industry, and most capable of effectively identifying the Company’s priorities and leading the execution of its strategy. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board of Directors.
Because the Board of Directors also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board of Directors has established the position of Lead Independent Director. Our Lead Independent Director is an independent director elected annually by the independent directors. During 2017 and as of the record date, Mr. Solomon served as our Lead Independent Director. Our Lead Independent Director’s responsibilities and authority include, among other things, advising on Board meeting schedules and agendas, calling meetings of the independent directors, chairing the executive sessions of the independent directors and chairing the meetings of the Board of Directors if the Chairman of the Board is not present. Copies of the charter of the Lead Independent Director can be obtained free of charge from the Company’s website at www.pfina.com.
Board Role in Risk Oversight
While risk management is primarily the responsibility of the Company’s management team, the Board of Directors is responsible for overall supervision of the company’s risk management efforts as they relate to the key business risks facing the organization. As discussed in greater detail above, the Board of Directors maintains a Strategic Planning and Risk Assessment Committee as a standing committee whose responsibility includes working with management to identify, assess, and manage the risks most critical to the Company’s operations and routinely advise the Board of Directors on those matters. Those areas of material risk can include operational, financial, legal, regulatory, human capital, informational technology, and strategic and reputational risks, among others. In addition, the Board of Directors regularly reviews with management, at Board of Director meetings, any risk management issues that any director wishes to discuss. Finally, the Board of Director’s other committees each oversee certain aspects of risk management and report its respective findings to the Strategic Planning and Risk Assessment Committee or to the full Board of Directors as appropriate.
Directors’ Attendance at Annual Meetings of Stockholders
It is the policy of the Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All of the members of the Board of Directors attended the Company’s 2017 annual meeting of stockholders.
Communication with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, or the non-management directors as a group, may do so by directing a written request addressed to such directors or director, care of the Lead Independent Director, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures
The Company’s Code of Ethics provides that the Company’s compliance officer (currently the Company’s General Counsel) must be fully informed of any proposed transaction between the Company, on the one hand, and any employee, officer or director, on the other, and must communicate the Company’s approval of any such transaction before the agreement or transaction can be commenced. Further, pursuant to Nasdaq Rule 5630(a), the Company’s Audit Committee (or another committee made up of independent directors) must review and have oversight over all transactions with related parties required to be disclosed under SEC Regulation S-K, Item 404. “Related parties” include the Company’s directors, executive officers, and stockholders known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, and their respective immediate families. The Company does not have formal written procedures to implement this policy; instead, the Audit Committee (or another committee made up of independent directors) reviews and, where appropriate approves, related party transactions on a case by case basis.
Related Party Transactions
There were no transactions with “related parties” required to be disclosed as related party transactions under SEC Regulation S-K, Item 404 entered into, or proposed, since January 1, 2017.
DIRECTOR COMPENSATION
The following table shows the compensation of the Company’s Non-Employee Directors for services in all capacities to the Company in 2017. Information with respect to the compensation of Richard A. Horowitz, the Company’s Chairman, President and Chief Executive Officer and a director, is set forth in the “Summary Compensation Table” below.
Name of Director	Cash fees ($)(1)	Stock awards ($)(2)	Total compensation ($)
Howard Brod Brownstein	37,250	6,170	43,420
Jeffrey D. Franklin	45,500	6,170	51,670
Richard P. Randall	39,250	6,170	45,420
Kenneth M. Scheriff	31,500	6,170	37,670
Mitchell A. Solomon	30,500	6,170	36,670

(1)
Relates to annual directorship fees and fees paid for meetings attended.

(2)
The amount shown reflects the fair value of the 1,000 shares of restricted Common Stock granted to each of Messrs. Brownstein, Franklin, Randall, Scheriff and Solomon as of the day of grant.

During 2017, each Non-Employee Director received an annual Board of Director directorship fee of $10,000 plus $2,000 for each of the four meetings of the Board of Directors held at the Company’s offices attended. No additional fees were paid for the additional telephonic meetings held throughout 2017. Each member of the Audit Committee also received an additional $10,000 as an annual directorship fee (with the chairman receiving $13,500), and $1,250 for each of the four meetings of the Audit Committee held at the Company’s offices attended in person. No Audit Committee meeting fees were paid for any other Audit Committee meetings, including telephonic meetings or those held in conjunction with a Board of Directors meeting. Each member of the Compensation Committee received an additional $9,000 as an annual directorship fee (with the chairman receiving $13,500). Each member of the Strategic Planning and Risk Assessment Committee received an additional $5,000 as an annual directorship fee. Each member of the Corporate Governance and Nominating Committee received an additional $2,500 as an annual directorship fee. The Lead Independent Director received an additional $7,500 as an annual directorship fee.
Upon initial election to the Board of Directors, each Non-Employee Director receives an option to purchase 2,000 shares of Common Stock. Each Non-Employee Director in office received 1,000 restricted shares of Common Stock in May 2017. The Company may consider changing the fees paid to the Company’s non-management directors and/or granting additional restricted stock, options or other forms of equity-based compensation to such directors in the future (it is anticipated that an additional 1,250 restricted shares will be granted to each Non-Employee Director in office following the Annual Meeting). Directors who are also officers of the Company are not compensated for their duties as directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed CohnReznick LLP (“CohnReznick”) as independent registered public accountants for the Company and its subsidiaries for the year 2018 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CohnReznick has audited the Company’s financial statements since 2008. Representatives of CohnReznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s By-laws nor other governing documents or law require stockholder ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm. However, the Audit Committee seeks to have the appointment of CohnReznick ratified. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The following table sets forth the fees billed by CohnReznick for professional services for the fiscal years ended December 31, 2017 and 2016.
	2017	2016
Audit Fees	$243,000	$247,000
Audit-Related Fees	32,900	44,500
Tax Fees	-0-	-0-
All Other Fees	8,876	23,858
	$284,776	$315,358

Audit fees include fees billed for the audit of P&F Industries, Inc. and its subsidiaries, the review of quarterly financial information, and attendance at Audit Committee meetings.
Audit-Related Fees include certain services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2017 and 2016, such fees were comprised of expenses relating to audit procedures in connection with the Company’s acquisitions.
Tax fees include fees billed for services relating to tax compliance, tax advice and tax planning. There were no such fees in 2017 or 2016.
All Other Fees includes fees billed for services not classified in any of the above categories. For 2017, such fees were comprised of certain out-of-pocket expenses. For 2016, such fees were comprised of expenses relating to the Company’s acquisition activities and certain out-of-pocket expenses.
The Audit Committee negotiates the annual audit fee directly with the Company’s independent registered public accountants. Any additional services to be performed by the Company’s independent registered public accountants requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining its independent registered public accountants’ independence.

Required Vote
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of CohnReznick. You may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes are not applicable to this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

AUDIT COMMITTEE REPORT*
The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of whom is independent under NASDAQ and applicable SEC rules) and operates under a written charter adopted by the Board of Directors on March 9, 2004 and amended as of April 20, 2015. During 2017 and as of the record date, the members of such committee were Messrs. Franklin (Chairman), Brownstein and Randall. Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process and the internal audit function. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the Board of Directors.
In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company’s independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed under PCAOB standards. The independent registered public accountants have provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants such registered public accountants’ independence. The Audit Committee has concluded that the independent registered public accountants’ provision of audit and non-audit services to the Company is compatible with such registered public accountants’ independence.
Based on the Audit Committee’s discussion with management and the independent registered public accountants, and the Audit Committee’s review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
Members of the Audit Committee
Jeffrey D. Franklin (Chairman)
Howard Brod Brownstein
Richard P. Randall

*
This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities and Exchange Act of 1934 (the “Exchange Act”), the Company is providing stockholders with an advisory (non-binding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). The stockholders have the opportunity to vote on this matter annually. Accordingly, you may vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the Securities and Exchange Commission, including the section captioned “Compensation Philosophy and Agreements with Named Executive Officers” as well as the compensation tables and narrative discussion, is hereby APPROVED.”
As described in greater detail under “Compensation Philosophy and Agreements with Named Executive Officers,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program rewards sustained performance that is linked to long-term stockholder interests. Stockholders are encouraged to read the “Compensation Philosophy and Agreements with Named Executive Officers,” the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Required Vote and Effect
This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the matter. You may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the vote for this proposal. Although this vote is non-binding, the Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS OF THE REGISTRANT
Set forth below is the name and age of each executive officer of the Company. The information set forth below is as of the record date.
Name	Age	Title
Richard A. Horowitz	68	Chairman of the Board, President, Chief Executive Officer and Assistant Treasurer
Joseph A. Molino, Jr.	54	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer
Each of the foregoing Executive Officers was elected by the Board of Directors to serve until his successor is chosen and qualified.
Mr. Horowitz currently serves as an executive officer of the Company under the terms of an employment agreement expiring in December 2018. This agreement is discussed below. Further information about Mr. Horowitz, who is also a director of the Company, is contained above under “Information as to Directors and Nominees for Directors.”
Mr. Molino has been Vice President and Chief Financial Officer of the Company since December 1997, and has served as Chief Operating Officer of the Company since May 2005. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies. Mr. Molino currently serves as an executive officer of the Company under the terms of an employment agreement expiring in December 2020. This employment agreement is discussed below.

EXECUTIVE COMPENSATION
The following table sets forth all compensation for 2017 and 2016 awarded to or earned by the Company’s Principal Executive Officer and Principal Financial Officer. We refer to these individuals collectively in this Proxy Statement as “named executive officers”.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Plan Compensation ($)(2)	All other Compensation ($)(3)(4)	Total ($)
Richard A. Horowitz Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	2017	700,000	-0-	-0-	132,430	737,000	63,550	1,632,980
	2016	700,000	-0-	-0-	-0-	712,000	107,539	1,519,539
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	2017	375,000	-0-	-0-	110,359	182,000	59,993	727,352
	2016	375,000	-0-	-0-	-0-	172,000	58,451	605,450

(1)
The amounts shown for each of Messrs. Horowitz and Molino for 2017 reflect the aggregate fair value of stock options granted to such named executive officer computed in accordance with FASB ASC Topic 718 and is not necessarily indicative of the compensation actually received by such named executive officer. The fair value of such option grant is estimated based on the fair market value on the respective date of grant. The assumptions used to calculate the fair value of our options are set forth in the Footnotes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for 2017 as filed with the SEC.

(2)
The amounts for each of Messrs. Horowitz and Molino for 2017 and 2016 represent awards granted under the Company’s Amended and Restated 162(m) Bonus Plan, with respect to the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

(3)
The amounts in the column reflect the following: (a) contributions made under a Company-sponsored defined contribution retirement plan on behalf of each of Messrs. Horowitz and Molino for 2017 in the amount of  $18,712 and for 2016 in the amount of  $19,173 and (b) health insurance premium payments on behalf of Mr. Horowitz in 2017 and 2016 in the amounts of  $35,170 and $33,882, respectively and on behalf of Mr. Molino in 2017 and 2016 in the amounts of  $28,497 and $28,564, respectively.

(4)
Also includes additional perquisites for Mr. Horowitz of  $9,668 and $9,420 for 2017 and 2016, respectively, relating to the personal use of a Company-leased automobile, and additional perquisites for Mr. Molino of  $12,784 and $10,714 for 2017 and 2016, respectively, relating to the personal use of a Company-leased automobile.

Employment Agreements
See below under “COMPENSATION PHILOSOPHY AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” for the material terms of employment agreements with Mr. Horowitz and Mr. Molino.
Grants of Plan-Based Awards
On September 5, 2017, the Company granted Mr. Horowitz an option to purchase 30,000 shares of Common Stock pursuant to the Company’s 2012 Stock Incentive Plan at an exercise price of  $7.09 per share, the fair market value on the day of grant, that becomes exercisable as to one-third on each of the first three anniversaries of the date of grant. On the same day, the Company granted Mr. Molino an option to purchase 25,000 shares of Common Stock pursuant to the Company’s 2012 Stock Incentive Plan at an exercise price of  $7.09 per share, the fair market value on the day of grant, that becomes exercisable as to one-third on each of the first three anniversaries of the date of grant. No options, shares, or any other equity-based awards were granted to either Mr. Horowitz or Mr. Molino in 2016.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017
The following table set forth information regarding exercisable and unexercisable stock options and unvested restricted stock held by each of the named executive officers on December 31, 2017. There were no other options or unvested shares, units or other rights owned by the named executive officers as of December 31, 2017.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercized Options (#) Exercisable	Number of Securities Underlying Unexercized Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Richard A. Horowitz Chairman of the Board, President and Chief (Principal Executive Officer)	151,557		3.98	6/23/2018
		30,000	7.09	9/4/2027
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)					834(1)	6,989(2)
	26,130		3.98	6/23/2018
	15,678		4.37	5/15/2021
	41,809		4.74	6/21/2022
	15,678		7.86	4/10/2023
		25,000	7.09	9/4/2027

(1)
2,500 shares were granted to Mr. Molino on April 2, 2015. Such shares vest as to one-third of the original number of shares on each of the first, second and third anniversaries of such date of grant, subject to accelerated vesting upon Mr. Molino’s death, termination due to disability or upon a “Change in Control” as defined in the 2012 Plan.

(2)
Market Value was determined by multiplying the closing market price of the Common Stock on December 31, 2017 ($8.38) by the number of unvested shares as of such date.

Option Exercises and Stock Vested during 2017
No options were exercised during 2017 by either Mr. Horowitz or Mr. Molino. During 2017, 833 shares held by Mr. Molino (discussed further in the immediately preceding table and accompanying footnotes) vested. The value realized by Mr. Molino upon vesting of such shares based on the market value as of the April 2, 2017 vesting date ($6.98) was $5.814.
Pension Benefits and Nonqualified Deferred Compensation
Messrs. Horowitz and Molino are covered by a Company-sponsored defined contribution retirement plan, which covers all eligible employees of the Company. The Company contributed $18,712 for each of Mr. Horowitz and Mr. Molino to such defined contribution retirement plan for 2017, and the Company contributed $19,173 for each of Mr. Horowitz and Mr. Molino to such defined contribution retirement plan for 2016. They have no other reportable pension benefits provided by the Company and no nonqualified deferred compensation in 2017 or 2016.

COMPENSATION PHILOSOPHY AND AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
As a smaller reporting company, the Company has presented the information in this proxy statement in accordance with the scaled disclosure requirements permitted under applicable SEC regulations, and as such, the Company has not included a “compensation discussion and analysis”. However, the Company is providing the following section of the proxy statement in order to provide stockholders with a better understanding of the Company’s compensation philosophy, agreements and certain related matters with respect to its named executive officers.
The Company’s overall executive compensation philosophy is to provide compensation in a manner that will incentivize the executives in order to optimize stockholder value. To that end, the program is designed to recognize successful operating performance and to attract, retain and motivate the executive talent essential to the Company’s financial success. Consistent with this philosophy, the Compensation Committee is guided by the following objectives when administering the Company’s overall compensation program:
•
Attract and retain highly qualified executives;

•
Motivate executives to provide excellent leadership and achieve the Company’s goals;

•
Provide substantial performance-related incentive compensation that is aligned with the Company’s strategies and directly tied to meeting specific Company objectives; and

•
Link the interests of the executives to the value derived by the Company’s stockholders.

In furtherance of these objectives, the following considerations underlie the Compensation Committee’s determination with respect to the following principal elements of compensation for the officers of the Company, including its named executive officers and its operating subsidiaries’ officers:
Base Salary.   Individual salary determinations should be based upon the officer’s qualifications, experience and performance.
Annual Cash Incentives.   Executives should have a portion of their total cash compensation at risk, contingent upon meeting Company objectives, in order to further align the interests of the executives with the stockholders. To that end, executives are only rewarded with cash bonuses to the extent the stated objective(s) is achieved or exceeded.
Long-Term Equity-Based Awards.   Where and when appropriate, executives who are critical to the Company’s long-term success including the named executive officers should participate in long-term incentive opportunities that link a portion of their total compensation to stockholder value.
Retirement Plans and Other Benefits.   Executives should be eligible to participate in the Company’s benefit programs, such as life and health insurance and retirement plans as well as other benefits at a level consistent with Company policy, prevailing law and current regulations.
Total Compensation.   Total compensation is intended to correlate to the Company’s profitability, growth, and the achievement of other Company objectives which in turn enhances the Company’s stockholder value.
Compensation Consultant.   In 2017, the Compensation Committee directly engaged Steven Hall & Partners, LLC, an independent third-party compensation consultant, to assist it with, among other things, determining the level and composition of compensation, including performance-related compensation, for the named executive officers. Such consultant provided no additional services to the Company or its affiliates in 2017.
Overview of 2017 Executive Compensation
Mr. Horowitz
Horowitz Employment Agreement.   The 2017 and 2016 compensation for Richard A. Horowitz, the Company’s President, Chief Executive Officer and Chairman of the Board, was governed by an executive employment agreement between the Company and Mr. Horowitz, which was entered into as of January 1, 2015 (the “Horowitz Employment Agreement”). The Horowitz Employment Agreement was approved by the Compensation Committee following the review of the material proposed terms of the arrangement by the independent directors of the Board.
The Compensation Committee approved the terms of the Horowitz Employment Agreement after a multi-month process in which it and the independent directors of the Board evaluated Mr. Horowitz’s performance, Mr. Horowitz’s value to the Company and appropriate market comparables. In doing so, the Compensation Committee utilized the services of Steven Hall & Partners, an independent compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee.
The Horowitz Employment Agreement provides for Mr. Horowitz to serve as the Company’s President and Chief Executive Officer and, if elected by the Board of Directors, Chairman of the Board, for a term expiring on December 31, 2018, unless sooner terminated pursuant to the provisions of the Horowitz Employment Agreement. Pursuant to the Horowitz Employment Agreement, Mr. Horowitz will receive a minimum annual base salary of  $700,000. Mr. Horowitz’s base salary will be reviewed annually by the Board of Directors (or a committee thereof) and may be increased, but not decreased, from time to time. Mr. Horowitz will be eligible for an annual incentive payment in accordance with the terms and conditions of the Amended and Restated 162(m) Bonus Plan (the “162(m) Bonus Plan”) (or successor plan) with performance goals to be set by the Compensation Committee in its sole discretion (after discussions with Mr. Horowitz), with a target of 55% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 165% of his then-current base salary. The Compensation Committee may reduce the percentage of the target bonus and the maximum bonus and apply such target amount to a long-term cash or equity incentive plan award. Mr. Horowitz will also receive, among other things (i) senior executive level employee benefits and (ii) a Company-provided automobile and the payment of certain related expenses.
In the event Mr. Horowitz’s employment is terminated by the Company without Cause (as defined in the Horowitz Employment Agreement), or Mr. Horowitz resigns for Good Reason (as defined in the Horowitz Employment Agreement), then subject to his execution of a general release, (i) he will continue to receive his base salary for 20 months, (ii) he will receive a pro rata bonus for the year of termination (the “Pro Rata Bonus”), and (iii) the Company will pay him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of (a) 18 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA.
In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a 409A Change in Control (as defined in the Horowitz Agreement), then subject to his execution of a general release, he will receive the amounts set forth in the previous paragraph; provided, that he will receive the base salary severance payment set forth in clause (i) of the previous paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Horowitz Employment Agreement) would otherwise be incurred by Mr. Horowitz, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Section 280G of the Internal Revenue Code).
Pursuant to the Horowitz Employment Agreement, during term of his employment and for a period of twelve months after termination of his employment, Mr. Horowitz is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents, or (iii) soliciting any of the Company’s customers. The Horowitz Employment Agreement also prohibits Mr. Horowitz from using or disclosing any of the Company’s non-public, proprietary or confidential information.
Mr. Horowitz’s Bonus.   The criteria for Mr. Horowitz’s 2017 bonus was set by the Compensation Committee in March 2017 under, and in accordance with the terms of, the Horowitz Employment Agreement and the Company’s 162(m) Bonus Plan. It was based on achievement of a minimum target level of Company profit, calculated primarily upon the level of earnings before taxes, depreciation and amortization achieved by the Company for fiscal 2017 with certain adjustments, and was subject to reduction by the Compensation Committee in its discretion, after reviewing earnings, performance and several other factors. Mr. Horowitz would have received no performance bonus if the Company did not achieve its performance target threshold level. As a result of the Company’s performance exceeding the performance target for 2017 and other factors considered by the Compensation Committee, Mr. Horowitz was awarded a bonus of  $737,000 for 2017.

Equity Awards granted to Mr. Horowitz.   On September 5, 2017, the Company granted Mr. Horowitz an option to purchase 30,000 shares of Common Stock pursuant to the Company’s 2012 Stock Incentive Plan at an exercise price of  $7.09 per share, the fair market value on the day of grant. Such option, which was granted in connection with a grant of options to several Company and subsidiary employees, is exercisable as to one-third on each of the first three anniversaries of the date of grant. Mr. Horowitz was not granted any equity award from the Company in 2016.
Mr. Molino
Molino Employment Agreements.   On April 2, 2015, the Company and Mr. Molino entered into an Executive Employment Agreement (the “Prior Molino Employment Agreement”), effective as of January 1, 2015, which agreement was approved by the Compensation Committee following the earlier review of the material proposed terms of the arrangement by the independent directors of the Board.
The Compensation Committee approved the terms of the Prior Molino Employment Agreement after a process in which it and the independent directors of the Board evaluated Mr. Molino’s performance, Mr. Molino’s value to the Company and appropriate market comparables. In doing so, the Compensation Committee utilized the services of Steven Hall & Partners, an independent compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee.
On January 30, 2018, following the expiration of the term of the Prior Molino Employment Agreement, the Company and Mr. Molino entered into a new Executive Employment Agreement (the “Molino Employment Agreement”) effective as of January 1, 2018, which agreement was approved by the Compensation Committee following the earlier review of the material proposed terms of the arrangement by the independent directors of the Board. The Compensation Committee approved the terms of the Molino Employment Agreement after a process in which it evaluated Mr. Molino’s performance, Mr. Molino’s value to the Company and appropriate market comparables. In doing so, the Compensation Committee utilized the services of Steven Hall & Partners, an independent compensation consulting firm, as well as the services of special legal counsel to the Compensation Committee. The provisions of the Molino Employment Agreement are materially similar to those of the Prior Molino Employment Agreement, except as noted below.
The Molino Employment Agreement provides for Mr. Molino to serve as the Company’s Vice President, Chief Operating Officer and Chief Financial Officer; provided, that prior to a Change in Control (as defined in the Molino Employment Agreement), the Company may in its sole discretion remove any or all of Mr. Molino’s titles (and the related responsibilities) other than Chief Operating Officer. The term of the Molino Employment Agreement expires on December 31, 2020, unless sooner terminated under the terms of the provisions of the Molino Employment Agreement (the Prior Molino Employment Agreement expired as of December 31, 2017). Pursuant to the Molino Employment Agreement, Mr. Molino will receive a minimum annual base salary of  $400,000 (increased from the annual base salary of  $375,000 pursuant to the Prior Molino Employment Agreement). Mr. Molino’s base salary will be reviewed annually by the Board of Directors (or a committee thereof) and may be increased, but not decreased, from time to time. Mr. Molino will be eligible for an annual incentive payment in accordance with the terms and conditions of the 162(m) Bonus Plan (or a successor plan) with performance goals to be set by the Compensation Committee in its sole discretion, with a target of 35% of his then-current base salary, and a maximum bonus based on exceeding performance targets as established by the Compensation Committee of 58% of his then-current base salary. Mr. Molino will also receive (i) senior executive level employee benefits and (ii) a Company-provided automobile and the payment of certain related expense.
In the event Mr. Molino’s employment is terminated by the Company without Cause (as defined in the Molino Employment Agreement), or Mr. Molino resigns for Good Reason (as defined in the Molino Employment Agreement), he will receive all accrued amounts of base salary, unpaid bonuses for the prior year, unreimbursed expenses and amounts due under benefits plans in accordance with their terms and, subject to his execution of a general release, (i) he will continue to receive his base salary for 12 months, (ii) he will receive a pro rata bonus for the year of termination, and (iii) the Company will pay him monthly an amount equal to the difference in his COBRA premium and the active employee contribution for medical coverage until the earlier of  (a) 18 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA.

In the event Mr. Molino’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a Change in Control, then subject to his execution of a general release, he will receive the amounts set forth in the previous paragraph in addition to a lump sum amount equal to his target annual bonus for the fiscal year in which his termination occurs; provided, that the COBRA Payments set forth in clause (iii)(a) of the previous paragraph shall extend for up to 12 months from the date of termination rather than up to 18 months from the date of termination; and provided further, that in the event of a 409A Change in Control (as defined in the Molino Employment Agreement) he will receive the base salary severance payment set forth in clause (i) of the previous paragraph in a lump sum rather than in installments. Notwithstanding the foregoing, in the event an Excise Tax (as defined in the Molino Employment Agreement) would otherwise be incurred by Mr. Molino, amounts paid to Mr. Molino upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended).
Pursuant to the Molino Employment Agreement, during the term of his employment and for a period of twelve months after termination of his employment, Mr. Molino is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents or (iii) soliciting any of the Company’s customers. The Molino Employment Agreement also prohibits Mr. Molino from using or disclosing any of the Company’s non-public, proprietary or confidential information.
Mr. Molino’s Bonus.   The criteria for Mr. Molino’s 2017 bonus was set by the Compensation Committee in March 2017 under, and in accordance with the terms of, the Molino Employment Agreement and the Company’s 162(m) Bonus Plan. It was based on achievement of a minimum target level of Company profit, calculated primarily upon the level of earnings before taxes, depreciation and amortization achieved by the Company for fiscal 2017 with certain adjustments, and was subject to reduction by the Compensation Committee in its discretion, after reviewing earnings, performance and several other factors. Mr. Molino would have received no performance bonus if the Company did not achieve its performance target threshold level. As a result of the Company’s performance exceeding the performance target for 2017 and other factors considered by the Compensation Committee, Mr. Molino was awarded a bonus of $182,000 for 2017.
Equity Awards granted to Mr. Molino.   On September 5, 2017, the Company granted Mr. Molino an option to purchase 25,000 shares of Common Stock pursuant to the Company’s 2012 Stock Incentive Plan at an exercise price of  $7.09 per share, the fair market value on the day of grant. Such option, which was granted in connection with a grant of options to several Company and subsidiary employees, is exercisable as to one-third on each of the first three anniversaries of the date of grant. Mr. Molino was not granted any equity award from the Company in 2016.
2018 Executive Compensation Matters
In March 2018, the Compensation Committee designated that Mr. Horowitz and Mr. Molino would each be participating in the 162(m) Bonus Plan for 2018, and set forth the maximum bonus for 2018 for each such named executive officer, based on the achievement of certain target levels of Company profit, calculated based upon the level of earnings before taxes, depreciation and amortization to be achieved by the Company for fiscal 2018 with certain adjustments. Such maximum bonus is subject to reduction by the Compensation Committee in its discretion, after reviewing narrower earnings-based achievement standards and other factors.
162(m) Bonus Plan
Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a million-dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of its principal executive officer and certain other executive officers of the corporation. The 162(m) Bonus Plan was approved by the Compensation Committee, the Board of Directors and the stockholders in 2011, and re-adopted by such committee, the Board of Directors and the stockholders in 2015. The Company has maintained the 162(m) Bonus Plan. The 162(m) Bonus Plan, among other things, provided a framework for establishing criteria pursuant to which annual incentive awards may be paid to certain executive officers of the Company. It also permits, when appropriate, annual incentive award to qualify as

“performance-based compensation” under an exception under Rule 162(m) and, to the extent they qualify, be deductible for income tax purposes in excess of the million-dollar annual limit. Similarly, The Company also has provisions in the 2012 Plan to permit certain equity grants, when appropriate, to qualify as performance-based compensation.
Under the 162(m) Bonus Plan, the Compensation Committee selects the eligible employees of our Company who will participate in the 162(m) Bonus Plan for each performance period. The Compensation Committee establishes the objective performance goals, formulae or standards and the individual target performance award (if any) applicable to each participant for a performance period prior to the beginning of such performance period or at such later date as permitted under Section 162(m), and while the outcome of the performance goals is substantially uncertain. As stated above, Mr. Horowitz and Mr. Molino each participated in the 162(m) Bonus Plan in 2017 and 2016 and each was designated to participate in such bonus plan for 2018.
The Tax Cuts and Jobs Act enacted in January 2018 eliminated the performance-based compensation exception to Section 162(m) (with an exception for compensation paid under contracts in effect on November 2, 2017). As a result, beginning with 2018, unless subject to the exception, compensation paid to a covered executive officer in excess of the million-dollar limit will not be deductible, even if it is deemed to be performance-based compensation. The Compensation Committee has historically considered the application of Section 162(m) when structuring awards and it plans to continue to monitor the impact of the changes to Section 162(m) on the Company. The Company believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although the Compensation Committee considers the deductibility of particular forms of compensation, it expects to continue to approve elements of compensation that are consistent with the objectives of the Company’s executive compensation program.
Stock Incentive Plans — Change in Control
Change of Control Provisions.   The Company’s 2012 Plan provides that unless otherwise determined by the Compensation Committee at the time of grant, awards subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the 2012 Plan). Instead, such awards will be, in the discretion of the Compensation Committee, either (i) assumed and continued or substituted in accordance with applicable law; (ii) purchased by the Company for an amount equal to the excess of the price of the Company’s Common Stock paid in a change in control over the exercise price of the award(s) (such purchase price not to exceed the fair market value of the Common Stock at the time of purchase), or (iii) cancelled if the price of the Common stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.
In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s Common Stock or assets, the Compensation Committee may elect to terminate all outstanding exercisable awards granted under the 2012 Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.
The Company’s 2002 Stock Incentive Plan provides that in the event of a change in control, notwithstanding any vesting schedule with respect to an award of options or restricted stock, such option shall become immediately exercisable with respect to 100% of the shares subject to such option, and the restricted period shall expire immediately with respect to 100% of such shares of restricted stock. The 2002 Stock Incentive Plan further provides that in the event of a change in control, all other awards shall become fully vested and/or payable to the fullest extent of any award or portion thereof that has not then expired, and any restrictions with respect thereto shall expire.

Equity Compensation Plan Information
The following table presents equity compensation plan information as of December 31, 2017:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	418,233	$5.17	88,812
Equity compensation plans not approved by security holders	—	—	—
TOTAL	418,233	$5.17	88,812

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2017 and prior periods.

STOCKHOLDER NOMINATIONS FOR BOARD OF DIRECTORS MEMBERSHIP AND
OTHER PROPOSALS FOR THE 2019 ANNUAL MEETING
The submission deadline for stockholder proposals to be included in our proxy materials for the 2019 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act is December 28, 2018. All such proposals must be received by the Corporate Secretary at P&F Industries, Inc., 445 Broadhollow Road, Suite 100, New York 11747 by the required deadline and must comply with all other applicable legal requirements in order to be considered for inclusion in the Company’s 2019 proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.
The Company’s By-laws require that, for nominations of directors or other business to be properly brought before an annual meeting, advance written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information specified in the Company’s By-laws concerning the nominating or proposing stockholder and information concerning the nominee (if any) and, subject to certain conditions set forth in the By-laws, must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, as the address set forth above, not more than 120 days nor less than 90 days in advance of the one year anniversary of the previous year’s annual meeting of stockholders; provided however, that, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Nominating Stockholder to be timely must so be received not later than the close of business on the later of  (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In the case of the annual meeting to be held in 2019, written notice of a nomination or proposal must be received no earlier than January 23, 2019 and no later than February 22, 2019. A copy of the applicable provisions of the By-laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below. The applicable provisions of the Company’s By-laws should be read in their entirety.
ANNUAL REPORT
Stockholders of record on April 12, 2018 will receive a copy of the Company’s 2017 Annual Report, containing its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (without exhibits), along with this Proxy Statement. You may also obtain copies of exhibits to the Form 10-K, but we may charge a reasonable fee to stockholders requesting such exhibits. If you would like copies of any of the exhibits to the Form 10-K, you should direct your request in writing to the Company at 445 Broadhollow Road, Suite 100, Melville, New York 11747, Attention: Corporate Secretary. Such Annual Report on Form 10-K, including exhibits, is also available free of charge on the SEC’s website at www.sec.gov.
By order of the Board of Directors
JOSEPH A. MOLINO, JR.
Secretary
Date: April 27, 2018

0 P & F INDUSTRIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 23, 2018 The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Wednesday, May 23, 2018 at 10 a.m. and at any adjournment thereof, for the following matters. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL NOS. 2 AND 3. THIS PROXY ALSO AUTHORIZES EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued, and to be signed on reverse side) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF P & F INDUSTRIES, INC. May 23, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at https://materials.proxyvote.com/692830 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230300000000000000 4 052318 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED BELOW, AND “FOR” PROPOSAL NOS. 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of two directors, as set forth below, for a term of three years (expiring in 2021). NOMINEES: 2. Ratifying the appointment of CohnReznick LLP as P&F Industries, Inc.’s independent registered public accounting firm for 2018. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES O Jeffrey D. Franklin O Richard P. Randall 3. Approving an advisory (non-binding) resolution regarding the compensation of P&F Industries, Inc.'s named executive officers. FOR AGAINST ABSTAIN FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: IMPORTANT - PLEASE VOTE, SIGN AND RETURN THE PROXY AS SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE ANNUAL MEETING ON MAY 23, 2018. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.